Exhibit 10.11

ABBOTT LABORATORIES

1996 INCENTIVE STOCK PROGRAM

(as amended and restated through the

6th Amendment February 20, 2009)

1.             PURPOSE.  The purpose of the Abbott Laboratories 1996 Incentive Stock Program (the “Program”) is to attract and retain outstanding directors, officers and other employees of Abbott Laboratories (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided and to further align such persons’ interests with those of the Company’s other shareholders through compensation that is based on the value of the Company’s common shares.

2.             ADMINISTRATION.  The Program will be administered by a committee (the “Committee”) of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company (the “Board of Directors”) or such other committee comprised entirely of persons who are both: (i) “disinterested persons” as defined in Rule 16b-3 of the Securities and Exchange Commission; and (ii) “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; as the Board of Directors may from time to time designate.  The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members.  Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by all of the Committee members.  The Committee may, from time to time, delegate any or all of its duties, powers and authority to any officer or officers of the Company, except to the extent such delegation would be inconsistent with Rule 16b-3 of the Securities and Exchange Commission or other applicable law, rule or regulation.  The Chief Executive Officer of the Company may grant Benefits under the Program other than to persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to transactions involving equity securities of the Company at the time that delegated authority is exercised. All such grants by the Chief Executive Officer shall be reported annually to the Committee, however, the Committee is not required to take any action with respect to such grants.

3.             PARTICIPANTS.  Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder.  The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year.  The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; (iv) prior awards to participants; and (v) other compensation provided to participants.  Non-Employee Directors shall also be participants in the Program solely for purposes of receiving Restricted Stock Awards and Restricted Stock Units under paragraph 13 and Non-qualified Stock Options under paragraph 14.  The term “Non-Employee Director” shall mean a member of the Board of Directors who is not a full-time employee of the Company or any of its subsidiaries.

4.             TYPES OF BENEFITS.  Benefits under the Program may be granted in any one of a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights; (e) Restricted Stock Awards; (f) Restricted Stock Units; (g) Performance Awards; and (h) Foreign Qualified Benefits, all as described below.

5.             SHARES RESERVED UNDER THE PROGRAM.  There is hereby reserved for issuance under the Program: (i) an aggregate of Five Million (5,000,000) common shares; plus (ii) an authorization for each calendar year (the “Annual Authorization”) for the years 1996 through 1999, of seven-tenths of one percent (0.7%) of the total common shares of the Company issued and outstanding as of the first day of such calendar year and for the years from and including 2000, one and a half percent (1.5%) of the total common shares of the Company issued and outstanding as of the first day of such calendar year; which may be newly issued or treasury shares.  The shares hereby reserved are in addition to the shares previously reserved under the Company’s 1981 Incentive Stock Program, 1986 Incentive Stock Program and 1991 Incentive Stock Program (the “Prior Programs”).  Any common shares reserved for issuance under the Prior Programs in excess of the number of shares as to which options or other Benefits have been awarded on the date of shareholder approval of this Program, plus any such shares as to which options or other Benefits granted under the Prior Programs may lapse, expire, terminate or be canceled after such date, shall also be reserved and available for issuance in connection with Benefits under this Program. Any common shares reserved under the Program for any calendar year under an Annual Authorization as to which options or other Benefits have not been awarded as of the end of such calendar year shall be available for issuance in connection with Benefits granted in subsequent years.

If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or shares are reacquired pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of the Company, the shares subject to or reserved for such Benefit, or so reacquired, may again be used for new options, rights or awards of any sort authorized under this Program; provided, however, that in no event may the number of common shares issued under this Program, and not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of the Company, exceed the total number of shares reserved for issuance hereunder.

6.             INCENTIVE STOCK OPTIONS.  Incentive Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. An Incentive Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted. In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the end of the original term of the option.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  To the extent the aggregate fair market value (determined as of the time the Option is granted) of the common shares with respect to which any Incentive Stock Option is exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiary corporations) exceeds $100,000, the excess shall be treated as a Non-qualified Stock Option. An Incentive Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

7.             NON-QUALIFIED STOCK OPTIONS.  Non-qualified Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant.  A Non-qualified Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted.  In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee’s last day of work for the Company and its subsidiaries.  In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the end of the original term of the option.  If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death.  A Non-qualified Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

8.             STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs.  Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)                                  A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

(b)                                 Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)            The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

(ii)           The number of shares covered by such option or portion thereof which is so surrendered.

(c)                                  A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Exchange Act may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission).

(d)                                 A Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Limited Stock Appreciation Right with respect to the same stock option.  However, a Stock Appreciation Right may not be exercised during any period that a Limited Stock Appreciation Right with respect to the same stock option may be exercised.

(e)                                  In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

9.             LIMITED STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs.  Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)                                  A Limited Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

(b)                                 A Limited Stock Appreciation Right will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:

(i)            The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

(ii)           The number of shares covered by such option or portion thereof which is so surrendered.

(c)                                  A Limited Stock Appreciation Right granted to a participant who is subject to Section 16 of the Exchange Act may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission) and only during the sixty (60) day period commencing on the later of:

(i)            the day following the date of a Change in Control; or (ii) the first date on which such exercise would be exempt under Rule 16b-3 of the Securities and Exchange Commission.

(d)                                 A Limited Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Stock Appreciation Right with respect to the same stock option.

(e)                                  In the event of the exercise of a Limited Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

10.           RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

(a)                                  RESTRICTED STOCK AWARDS.  Restricted Stock Awards will consist of common shares transferred to participants without other payment therefor as additional compensation for their services to the Company or any of its subsidiaries.  Restricted Stock Awards granted under this paragraph 10 shall be satisfied from the Company’s available treasury shares.  Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.  Subject to such other restrictions as are imposed by the Committee, the common shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Exchange Act may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission).

(b)                                 RESTRICTED STOCK UNITS.  Restricted Stock Units will consist of an unfunded promise to deliver shares of stock at some future date to participants without other payment therefor as additional compensation for their services to the Company or any of its subsidiaries.  Stock delivered under this paragraph 10(b) shall be satisfied from the Company’s available treasury shares.  Restricted Stock Units granted under this paragraph 10(b) shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such stock units, the rights of the Company to provide for the forfeiture of such stock units upon termination of the participant’s employment within specified periods and the right to receive dividend equivalent payments.

(c)                                  No more than ten percent (10%) of the total number of shares available for grant in any calendar year may be granted as Restricted Stock Units or Restricted Stock Awards (in the aggregate) under paragraphs 10 and 13 in that year.

11.           PERFORMANCE AWARDS.  Performance Awards in the form of Performance Units or Performance Shares may be granted to any participant in the Program.  Performance Units shall consist of monetary awards which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time.  Performance Shares shall consist of common shares or awards denominated in common shares which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time.  The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in common shares or in a combination of both, and may be made when earned, or may be vested and deferred, as the Committee in its sole discretion determines.  The maximum amount which may be granted under all Performance Awards for any one year for any one participant shall be Five Million Dollars ($5,000,000).  This limit shall be applied to Performance Shares by multiplying the number of Performance Shares granted by the fair market value of one common share on the date of the award.  During the term of the Program, no more than 5 million shares of Abbott common stock may be granted in the form of Performance Units and no more than 5 million shares of Abbott common stock may be granted in the form of Performance Shares.  This paragraph 11 is intended to comply with the performance-based compensation requirements of Code Section 162(m), and shall be interpreted in accordance with the rules and regulations thereunder.

12.           FOREIGN QUALIFIED BENEFITS.  Benefits under the Program may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time.  The Committee may adopt such supplements to the Program as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no Benefit shall be granted under any such supplement with terms or conditions which are inconsistent with the provisions as set forth under the Program.

13.           RESTRICTED STOCK UNIT AWARDS FOR NON-EMPLOYEE DIRECTORS.

(a)                                  Each year, on the date of the annual shareholders meeting, each person who is elected a Non-Employee Director at the annual shareholders meeting shall be awarded both:  (i) Restricted Stock Units covering a number of common shares with a Fair Market Value on the date of the award closest to, but not in excess of, an amount equal to six times the monthly fee in effect under Section 3.1 of the Abbott Laboratories Non-Employee Director’s Fee Plan on the date of the award and (ii) Restricted Stock Units covering a number of common shares with a Fair Market Value on the date of the award closest to, but not in excess of, Fifty Thousand Dollars ($50,000).

(b)                                 VESTING AND PAYMENT.  The Restricted Stock Units granted under this paragraph 13 shall be fully vested on the date of the award.  The Non-Employee Director receiving the Restricted Stock Units shall be entitled to receive one common share for each common share subject to the award upon the earliest of the following events (the “Termination Event”):

(i)            The date the director terminates or retires from the Board;

(ii)           The date the director dies; or

(iii)          The date of occurrence of a Change in Control (as defined in paragraph 2(c)) which also qualifies as a “change in control event,” as such term is defined in Treasury Regulation §1.409A-3(i)(5).

(c)                                  DIVIDENDS.  The Non-Employee Director receiving the Restricted Stock Units shall be entitled to receive cash payments equal to the dividends and distributions paid on shares of stock (other than dividends or distributions of securities of the Company which may be issued with respect to its shares by virtue of any stock split, combination, stock dividend or recapitalization) to the same extent as if each Restricted Stock Unit was a share of stock, and those shares were not subject to the restrictions imposed by this Program, provided that the record date with respect to such dividend or distribution occurs within the period commencing with the date of the award and ending upon the date of the Termination Event (the “Restricted Period”).

(d)                                 RESTRICTIONS.  All Restricted Stock Units granted under this paragraph 13 shall be subject to the following restrictions during the Restricted Period:

(i)            The Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

(ii)           Any additional common shares of the Company or other securities or property issued with respect to shares covered by awards granted under this paragraph 13 as a result of any stock split, combination, stock dividend or recapitalization, shall be subject to the restrictions and other provisions of this paragraph 13.

(iii)          A director shall not be entitled to receive any shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

(e)                                  Except in the event of conflict, all provisions of the Program shall apply to this paragraph 13.  In the event of any conflict between the provisions of the Program and this paragraph 13, this paragraph 13 shall control.  Restricted Stock Units granted under this paragraph 13 shall be satisfied from the Company’s available treasury shares.

14.           NON-QUALIFIED STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS.

(a)                                  Each Non-Employee Director may elect to receive any or all of his or her fees earned during the second half of 1996 and each subsequent calendar year under Section 3 of the Abbott Laboratories Non-Employee Directors’ Fee Plan (the “Directors’ Fee Plan”) in the form of Non-qualified Stock Options under this Section 14.  Each such election shall be irrevocable, and must be made in writing and filed with the Secretary of the Company by December 31, 1995 (for fees earned in the second half of 1996) and (for fees earned in subsequent calendar years) by June 30 of the calendar year preceding the calendar year in which such fees are earned (or such later date as may be permissible under Rule 16b-3 of the Securities and Exchange Commission, but in no event later than December 31 of such preceding calendar year).

(b)                                 A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year.  If no new election or revocation of a prior election is received by June 30 of any calendar year (or such later date as may be permissible under paragraph (a)), the election, if any, in effect for such calendar year shall continue in effect for the immediately succeeding calendar year.  Any election made under this Section 14 shall take precedence over any election made by the director for the same period, under the Directors’ Fee Plan, to the extent necessary to resolve any conflict between such elections.  If a director does not elect to receive his or her fees in the form of Non-qualified Stock Options, the fees due such director shall be paid or deferred as provided in the Directors’ Fee Plan and any applicable election thereunder by the director.

(c)                                  The number of common shares covered by each Non-qualified Stock Option granted in any year under this Section 14 shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director’s election for such year.  The number of common shares covered by options granted in 1996 (as determined under this procedure) shall be the number of whole shares equal to (i) the product of three (3) times the amount of fees which the director has elected under paragraph (a) to receive in the form of Non-qualified Stock Options, divided by (ii) One Hundred percent (100%) of the Fair Market Value of one common share on the grant date.  Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid as provided in the Directors’ Fee Plan and any applicable election thereunder by the director.

(d)                                 Effective on October 10, 1997, each Non-qualified Stock Option due a director under this Section 14 prior to the 1998 annual shareholders meeting shall be granted on October 10, 1997 at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date.  Effective with the 1998 Annual Shareholders Meeting, each Non-qualified Stock Option due a director under this Section 14 shall be granted annually, on the date of the annual shareholders meeting, at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date.  Each such option shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten (10) years from the date it is granted.  Each such option shall contain provisions allowing payment of the purchase price and, to the extent permitted, any taxes due on exercise, by delivery of other common shares of the Company (or, in the case of the payment of taxes, by withholding of shares).

(e)                                  All Non-qualified Stock Options granted under this Section 14 prior to       October 10, 1997, shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten (10) years from the date granted.

15.           NONTRANSFERABILITY.  Except as provided by the Committee, each stock option and stock appreciation right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant or the participant’s guardian or legal representative.

16.           OTHER PROVISIONS.  The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other common shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

In the case of a participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Benefit granted to such participant, or any feature of any such Benefit, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.  A participant may pay the purchase price of shares under stock options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and medicare withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on common shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by (i) having the Company withhold common shares, (ii) tendering back common shares received in connection with such Benefit or (iii) delivering other previously acquired common shares of the Company having a fair market value approximately equal to the amount to be withheld.

The Committee may grant stock options under the Program (and, for stock options granted prior to shareholder approval of this Program, under the Company’s 1991 Incentive Stock Program) that provide for the grant of replacement stock options if all or any portion of the purchase price or taxes incurred in connection with the exercise, are paid by delivery (or, in the case of payment of taxes, by withholding of shares) of other common shares of the Company.  The replacement stock option shall cover the number of common shares surrendered to pay the purchase price, plus the number of shares surrendered or withheld to satisfy the participant’s tax liability, shall have an exercise price equal to One Hundred percent (100%) of the Fair Market Value of such common shares on the date such replacement stock option is granted, shall first be exercisable six months from the date of grant of the replacement stock option and shall have an expiration date equal to the expiration date of the original stock option.

To the extent applicable, it is intended that the Program comply with the provisions of Code Section 409A.  The Program will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Program to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).  Notwithstanding anything contained herein to the contrary, for all purposes of the Program, a participant shall not be deemed to have had a termination of employment until the participant has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Program that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period.  In addition, for purposes of the Program, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.

17.           TERM OF PROGRAM AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF BENEFITS.  The Program shall continue in effect until terminated by the Board of Directors, except that no Incentive Stock Option shall be granted after October 13, 2005 and that no other Benefits shall be granted after April 27, 2010.  The terms and conditions applicable to any Benefits may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of common shares issuable under this Program; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all stock options and stock appreciation rights then outstanding under the Program or the Prior Programs to be exercisable and any or all the then outstanding Restricted Stock Awards or Restricted Stock Units to be vested, whether or not such options, rights or awards are then otherwise exercisable or vested.  Notwithstanding the foregoing, except as provided in paragraph 22, the Committee shall neither lower the purchase price of any option granted under the Program nor grant any option under the Program in replacement of a cancelled option which had previously been granted at a higher purchase price, without shareholder approval.

18.           AMENDMENT TO PRIOR PROGRAMS.  No options or other Benefits shall be granted under the Prior Programs on or after the date of shareholder approval of this Program.

19.           INDIVIDUAL LIMIT ON OPTIONS AND STOCK APPRECIATION RIGHTS; AGGREGATE LIMIT ON INCENTIVE STOCK OPTIONS.  The maximum number of shares with respect to which Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted to any one participant, in aggregate in any one calendar year, shall be Two Million (2,000,000) shares. Incentive Stock Options with respect to no more than the lesser of (i) One Hundred and Fifty Million (150,000,000) shares (plus any shares acquired by the Company pursuant to payment of the purchase price of shares under incentive stock options by delivery of other common shares of the Company), or (ii) the total number of shares reserved under paragraph 5 may be issued under the Plan.

20.           TAXES.  The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

21.           DEFINITIONS.

(a)                                  FAIR MARKET VALUE.  Except as provided below, the Fair Market Value of the Company’s common shares shall be determined by such methods or procedures as shall be established by the Committee; provided that, in the case of any Limited Stock Appreciation Right (other than a right related to an Incentive Stock Option), the Fair Market Value shall be the higher of:

(i)            The highest daily closing price of the Company’s common shares during the sixty (60) day period following the Change in Control; or

(ii)           The highest gross price paid or to be paid for the Company’s common shares in any of the transactions described in paragraphs 21(c)(i) and 21(c)(ii).

(b)                                 SUBSIDIARY.  The term “subsidiary” for all purposes other than the Incentive Stock Option provisions in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company.  For Incentive Stock Option purposes the term “subsidiary” shall be defined as provided in Internal Revenue Code Section 424(f).

(c)                                  CHANGE IN CONTROL.  A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i)            the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or

(ii)           the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)          the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)          the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Program: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(d)                                 DISABILITY.  The term “disability” for all purposes of the Program shall mean the participant’s disability as defined in subsection 4.1(a) of the Abbott Laboratories Extended Disability Plan for twelve (12) consecutive months.

22.           ADJUSTMENT PROVISIONS.

(a)                                  If the Company shall at any time change the number of issued common shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the individual and aggregate limits described in paragraphs 11 and 19 on the number of shares that may be granted or issued (as the case may be), the number of shares covered by each outstanding Benefit and the purchase price of such shares shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed.  Subject to paragraph 22(c), the Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Company or in the common shares resulting from reorganization, sale, merger, consolidation, spin-off or similar occurrence.

(b)                                 Subject to paragraph 22(c), without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c)                                  Notwithstanding any other provision of this Program or the Prior Programs including the terms of any Benefit granted hereunder, if the outstanding common shares of the Company shall be combined, or be changed into, or exchanged for, another kind of stock of the Company, into securities of another corporation, or into property (including cash) whether through recapitalization, reorganization, sale, merger, consolidation, spin-off, business combination or a similar transaction (a “Transaction”), the Company shall cause its successor, acquiror (or ultimate parent of any successor or acquiror), as applicable, to assume each stock option, Stock Appreciation Right and Limited Stock Appreciation Right outstanding immediately prior to the Transaction (or to cause new options or rights to be substituted therefor).  Pursuant to such assumed or substituted option or rights, participants shall thereafter be entitled to receive, upon due exercise of any portion of the option or right, (a) in the event of a Transaction in which the outstanding common shares of the Company are combined, or changed into, or exchanged for, solely another kind of stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), the securities which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction, and (b) in the event of a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), securities the fair market value of which immediately following the effective date of such Transaction (as determined by the Committee) equals the fair market value (as determined by the Committee) of the property which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction.  In each case such assumed or substituted option or right shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive “replacement options” upon option exercise) to which it was subject immediately prior to the Transaction.

Notwithstanding the immediately preceding paragraph, upon a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares) and which constitutes a Change in Control, each participant may elect to receive, immediately following such Transaction in exchange for cancellation of any stock option (other than an Incentive Stock Option granted prior to June 20, 2003), Stock Appreciation Right or Limited

Appreciation Right held by such participant immediately prior to the Transaction, a cash payment, with respect to each common share subject to such option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a common share of the Company in the Transaction, less any applicable purchase price.

(d)                                 Notwithstanding any other provision of this Program or the Prior Programs including the terms of any Benefit granted hereunder, upon the occurrence of a Change in Control:

(i)            All stock options then outstanding under this Program or the Prior Programs shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(ii)           All Stock Appreciation Rights and Limited Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

(iii)          All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control;

(iv)          All terms and conditions of all Restricted Stock Units then outstanding shall be deemed satisfied and all restrictions on those Restricted Stock Units will lapse as of the date of the Change in Control; and

(v)           All Performance Awards then outstanding shall be deemed to have been fully earned and to be immediately payable, in cash, as of the date of the Change in Control.

Notwithstanding the foregoing, with respect to each Benefit that is subject to Code Section 409A, if a Change in Control would have occurred under the Program but such Change in Control does not also qualify as a “change in control event” (within the meaning of Treasury Regulation Section 1.409A-3(i)(5)), then each such Benefit shall become vested and non-forfeitable; provided, however, that the holder of such Benefit shall not be able to exercise the Benefit, and the Benefit shall not become payable, except in accordance with the terms of such Benefit or until such earlier time as the exercise and/or payment complies with Code Section 409A.

23.           AMENDMENT AND TERMINATION OF PROGRAM.  The Board of Directors may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent.  Notwithstanding the foregoing, except as provided in paragraph 22, the Company shall neither lower the purchase price of any option granted under the Program nor grant any option under the Program in replacement of a cancelled option which had previously been granted at a higher purchase price, without shareholder approval.  To the extent required for compliance with Rule 16b-3 of the Securities and Exchange Commission, paragraph 13 of the Program may not be amended more frequently than once every six months other than to comport with changes in the Code or the rules thereunder, and no amendment of the Program shall result in any Committee member losing his or her status as a “disinterested person” as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the Program or awards thereunder losing their exempt status under said Rule 16b-3.

24.           EFFECTIVE DATE.  The Program was originally adopted by the Board of Directors on October 13, 1995.